Exhibit 4.9


                       JOHNSON WORLDWIDE ASSOCIATES, INC.


                       THIRD AMENDMENT TO NOTE AGREEMENTS


                           Dated as of October 3, 1997


                                       Re:


                   Note Agreements Dated as of October 1, 1995


                                       and

                    $30,000,000 7.77% Senior Notes, Series A
                              Due October 15, 2005
                                       and
                    $15,000,000 6.98% Senior Notes, Series B
                              Due October 15, 2005

                          JOHNSON WORLDWIDE ASSOCIATES
                                1326 Willow Road
                           Sturtevant, Wisconsin 53177

                       THIRD AMENDMENT TO NOTE AGREEMENTS

                           Dated as of October 3, 1997
                 Re:Note Agreements Dated as of October 1, 1995
                                       and
                    $30,000,000 7.77% Senior Notes, Series A
                              Due October 15, 2005
                                       and
                    $15,000,000 6.98% Senior Notes, Series B
                              Due October 15, 2005


   To the Noteholders named in
   Schedule I hereto which are also
   signatories to this Third Amendment
   to Note Agreement.

   Ladies and Gentlemen:

        Reference is made to the separate Note Agreements each dated as of October 1, 1995, as amended by the First Amendment dated as of October 31, 1996 and the Second Amendment to Note Agreement dated as of September 30, 1997, (the "Note Agreements"), between Johnson Worldwide Associates, Inc., a Wisconsin corporation (the "Company"), and the Purchasers named therein, under and pursuant to which $30,000,000 aggregate principal amount of 7.77% Senior Notes, Series A, due October 15, 2005 and $15,000,000 6.98% Senior Notes, Series B, due October 15, 2005 (collectively, the "Notes") of the Company were originally issued. Terms used but not otherwise defined herein shall have the meanings set forth in the Note Agreements.

        The Company hereby requests that you accept each of the amendments set forth below in the manner herein provided:

                    ARTICLE 1. AMENDMENTS OF NOTE AGREEMENTS

        Section 1.1. Section 5.6(a)(3) of the Note Agreements shall be amended in its entirety to read as follows:

            (3) Current Debt or Funded Debt of the Company and its Restricted Subsidiaries; provided that at the time of creation, issuance, assumption, guarantee or incurrence thereof and after giving effect thereto and to the application of the proceeds thereof, Consolidated Funded Debt would not exceed 55% of Consolidated Total Capitalization, provided that for purposes of any determination of additional Funded Debt to be issued or incurred within the limitation of this Section 5.6(a)(3), the Average Outstanding Balance of Consolidated Current Debt (as defined in Section 5.6(e) below) computed for the Compliance Period (as defined in Section 5.6(e) below) preceding the date of any such determination shall be deemed to constitute outstanding Funded Debt of the Company incurred as of the last day of such Compliance Period and, except to the extent that any such Current Debt was refinanced with Funded Debt, in which case such Current Debt, to the extent it was refinanced with Funded Debt, will not be deemed to constitute Funded Debt, shall be deemed outstanding at all times prior to the end of the next Compliance Period; and

        Section 1.2. Section 5.9 of the Note Agreements shall be amended in its entirety to read as follows:

            Section 5.9. Consolidated Net Worth. The Company will at all times keep and maintain Consolidated Net Worth at an amount not less than $100,000,000; provided that Charges for Identified Dispositions shall not be taken into account for purposes of determining the amount of Consolidated Net Worth maintained by the Company for purposes of calculations pursuant to this Section 5.9.
        As used in this Section 5.9, "Charges for Identified Dispositions" shall mean charges taken by the Company on or prior to October 2, 1998 in an aggregate amount not in excess of $5,000,000 and relating to (i) the closing of certain distribution centers and other facilities owned or operated by Uwatec AG and its subsidiaries, and
        (ii) the disposition of the Airguide Instrument Company.

        Section 1.3. Section 5.16 of the Note Agreements shall be amended in its entirety to read as follows:

                  5.16. Fixed Charge Coverage Ratio. The Company will keep and maintain the Fixed Charge Coverage Ratio at not less than 1.5 to 1; provided that on not more than four occasions (including the quarter ending October 3, 1997) the Fixed Charge Coverage Ratio can be less than 1.5 to 1 so long as it is greater than 1.2 to 1. As used in this Section 5.16, "Fixed Charge Coverage Ratio" shall mean the ratio of (i) Net Income Available for Fixed Charges to (ii) Fixed Charges determined as of the end of each fiscal quarter for the period consisting of the immediately preceding four fiscal quarters (each such rolling four fiscal quarter period being treated as a single accounting period).

                            ARTICLE 2.  MISCELLANEOUS

        Section 2.1. No Legend Required. References in the Note Agreements or in any Note, certificate, instrument or other document to the Note Agreements shall be deemed to be references to the Note Agreements as amended hereby and as further amended from time to time.

        Section 2.2. Effect of Amendment. Except as expressly amended hereby, the Company agrees that the Note Agreements, the Notes and all other documents and agreements executed by the Company in connection with the Note Agreements in favor of the Noteholders are ratified and confirmed and shall remain in full force and effect and that it has no set-off, counterclaim or defense with respect to any of the foregoing.

        Section 2.3. Successors and Assigns. This Third Amendment to Note Agreements shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Noteholders and to the benefit of the Noteholders' successors and assigns, including each successive holder or holders of any Notes.

        Section 2.4. Requisite Approval; Expenses. This Third Amendment to Note Agreements shall not be effective until (a) the Company and the holders of 70% in aggregate principal amount of all Notes outstanding on the date hereof shall have executed this Third Amendment to Note Agreements, (b) the Company shall have paid a fee in the aggregate amount of $225,000 (pro rata based on the unpaid principal amount of the Notes held by each holder) to the holders of the Notes, and (c) the Company shall have paid all out-of-pocket expenses incurred by the Noteholders in connection with the consummation of the transactions contemplated by this Third Amendment to Note Agreements, including, without limitation, the fees, expenses and disbursements of Chapman and Cutler which are reflected in statements of such counsel rendered on or prior to the effective date of this Third Amendment to Note Agreements.

        Section 2.5. Counterparts. This Third Amendment to Note Agreements may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.


        IN WITNESS WHEREOF, the Company has executed this Third Amendment to Note Agreements as of the day and year first above written.

                                 JOHNSON WORLDWIDE ASSOCIATES, INC.



                                 By__________________________
                                     Its


        This Third Amendment to Note Agreements is accepted and agreed to as of the day and year first above written.


                                 NATIONWIDE LIFE INSURANCE COMPANY



                                 By_______________________________
                                     Its


        This Third Amendment to Note Agreements is accepted and agreed to as of the day and year first above written.


                                    EMPLOYERS LIFE INSURANCE COMPANY OF
                                      WAUSAU



                                 By_____________________________
                                     Its


        This Third Amendment to Note Agreements is accepted and agreed to as of the day and year first above written.


                                    GREAT-WEST LIFE & ANNUITY INSURANCE
                                      COMPANY



                                 By _____________________________
                                     Its



                                 By  ____________________________
                                     Its

                                   SCHEDULE I


                                                        OUTSTANDING
                                                      PRINCIPAL AMOUNT
                                                         OF NOTES

    Nationwide Life Insurance Company                    $27,000,000

    Employers Life Insurance Company of Wausau            $3,000,000

    Great-West Life & Annuity Insurance Company          $15,000,000
                                                         -----------
             TOTAL                                       $45,000,000